Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

NR16-12	September 7, 2016

Corvus Gold Continues Expand New Swale Zone, and Start of Phase II Drill Program, North Bullfrog Project, Nevada

Vancouver, B.C... Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces the last four holes of the 2016 phase I drill program and the start of its phase II drill program (Figure 1). A total of 6,250 metres of Reverse Circulation (RC) drilling was completed during Phase I. Drilling was concentrated around the Swale target located at a major intersection of the northwest trending YellowJacket zone and the northeast trending NWSB zone. Results have returned a number of higher grade (+1 g/t gold) structural zones within a 500 by 200 metre target area.

Latest results from the phase I drill program include NB-16-310 with 13.7m @ 1.18 g/t Au and NB-16-312 with 4.6m @ 1.08 g/t Au & 6.1m @ 1.2 g/t Au. All four holes were within the Swale target and included two holes which intersected broad zones of +1 g/t gold that were surrounded by thick low-grade zones along north-south trending structures (Table 1). This large area of low-grade mineralization is prospective for additional mill grade mineralization and lies immediately north of the current pit boundary design. This target area will be an area of focus during the Phase II, resource development drilling scheduled to start this month.

Figure 1. Drill hole locations map for 2016 phase I, North Bullfrog project.

Corvus Gold Inc.	- 2 -	September 7, 2016
NR16-12 Continued

Table 1

Drill Results Swale Targets

(Reported drill intercepts are not true widths. At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Swale Target	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-16-309	239.27	259.08	19.81	0.19	0.61
AZ 087 dip-60	263.65	329.18	65.53	0.40	0.67
inc	280.42	281.94	1.52	0.58	0.34
inc	294.13	304.8	10.67	0.69	0.96
inc	309.37	313.94	4.57	0.65	1.60
	339.85	352.04	12.19	0.14	0.55
	356.62	365.76	9.14	0.13	0.44
				hole ended in mineralization
NB-16-310	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 085 dip -55	100.58	164.59	64.01	0.49	1.48
inc	108.2	109.73	1.52	0.67	2.75
inc	132.59	140.21	7.62	0.61	1.05
inc	149.35	163.07	13.72	1.18	2.22
	214.88	220.98	6.1	0.20	0.39
	227.08	294.13	67.05	0.24	0.96
inc	275.84	277.37	1.52	0.82	0.75
inc	289.56	292.61	3.05	0.61	1.09
				hole ended in mineralization
NB-16-311	No significant results
AZ 080 dip-50

NB-16-312	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 055 dip-45	137.16	240.79	103.63	0.24	0.68
inc	138.68	143.26	4.58	1.08	1.87
inc	152.4	153.92	1.52	0.53	1.03
inc	227.08	228.6	1.52	0.58	1.21
	266.7	335.28	68.58	0.31	0.71
inc	272.8	278.89	6.09	1.20	1.28
inc	323.09	324.61	1.52	0.55	1.22
	339.85	358.14	18.29	0.16	0.41
	364.24	371.86	7.62	0.17	0.36
				hole ended in mineralization

Corvus Gold Inc.	- 3 -	September 7, 2016
NR16-12 Continued

Swale Target

Two of the final four holes drilled in the phase 1 program targeted the northern extension of mineralization intersected in hole NB-16-298 (23m @ 1.69 g/t Au, NR16-09, June 7, 2016) and returned encouraging intercepts such as NB-16-310 with 13.7m @ 1.18 g/t Au and NB-16-312 with 4.6m @ 1.08 g/t Au & 6.1m @ 1.2 g/t Au. These intervals are surrounded by over 100 metres of low-grade mineralization indicating the system remains very strong to the north of the currently defined Sierra Blanca/YellowJacket deposit. The current interpretation of the higher grade mineralization in this area indicates it is controlled by a series of north and northeast trending structures and structural intersections with the major northeast structural zone hosting the mineralization in hole NB-16-298.

Hole NB-16-309 tested the Swale system 200 metres to the southwest of hole NB-16-300 (18m @ 1.8 g/t Au, NR16-09, June 7, 2016) and returned several broad intercepts of low-grade mineralization including 65.5m of 0.40 g/t Au. This broad zone of gold mineralization from the currently farthest west hole drilled in this area, indicates the system remains open and suggests that potential exists in this direction for other feeder zones.

Holes NB-16-311 was drilled north of prior hole NB-16-308 (3.1m @ 2.24 g/t Au, NR16-11, August 2, 2016) but failed to hit the favorable host rock package or any significant mineralization.

Jeff Pontius, President and CEO of Corvus Gold Inc. said “The final results from our phase I drilling in the new Swale target area has outlined a prospective area to add additional ounces into the North Bullfrog mine plan. This new area of extensive gold mineralization immediately north and west of our designed pit has the initial signs of a gold system that will require considerable exploration in the future. Our next phase of drilling which begins in about a week will look to define the potential for addition gold mineralization to be added to our resource model. Work to date indicates the North Bullfrog gold system is expanding with potential for a bigger project in the future.”

Phase II Drill Program

Corvus Gold will begin its 2016 Phase II drill program later this month. The program will involve approximately 6,000 metres of reverse circulation drilling designed to address resource expansion potential for the Sierra Blanca/YellowJacket deposit to the north and west in the Swale Zone and to the east in the Liberator Zone. In addition, two new exploration/new discovery targets will be tested at North Jolly Jane and Cat Hill. The program is planned to conclude by mid-December. All of the planned exploration and development programs for 2016 and 2017 as well as corporate costs are fully funded.

 About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Corvus Gold Inc.	- 4 -	September 7, 2016
NR16-12 Continued

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of 0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying. ALS Chemex’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see “Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada” dated June 16, 2015 as amended and restated May 18, 2016, which is available under Corvus Gold’s SEDAR profile at www.sedar.com.

Corvus Gold Inc.	-5 -	September 7, 2016
NR16-12 Continued

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chief Executive Officer

Contact Information:           Ryan Ko

Investor Relations

Email: info@corvusgold.com

Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a systems potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.